Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

American Goldrush Corporation
Vancouver, Canada

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-126103) of our report dated June 30, 2009 relating to the financial statements of American Goldrush Corporation (“the Company”) which appear in this Form 20-F for the year ended December 31, 2008. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Dunwoody LLP

Chartered Accountants

Vancouver, Canada
June 30, 2009